EXHIBIT 10.6
Lease Agreement Number     GLO052501

                                 Lease Agreement

This Lease Agreement, dated May 25, 2001, by and between [*], (the "Lessor") with an office located at [*] and GLOBAL TECHNOVATIONS, INC. AND SUBSIDIARIES (the "Lessee") with an office located at 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida 33418.

Lessor hereby leases or grants to the Lessee the right to use, and Lessee hereby rents and accepts the right to use, the equipment listed by serial number and related services, and software and related services, on the Lease Schedule(s) attached hereto or incorporated herein by reference from time to time (collectively, the equipment, software and services are the "Equipment"), subject to the terms and conditions hereof, as supplemented with respect to each item of Equipment by the terms and conditions set forth in the appropriate Lease Schedule. The term "Lease Agreement" shall include this Lease Agreement and the various Lease Schedule(s) identifying each item of Equipment or the appropriate Lease Schedule(s) identifying one or more particular items of Equipment.

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1.       Term
         This Lease Agreement is effective from the date it is executed by both parties. The term of this Lease Agreement as to all Equipment designated on any particular Lease Schedule shall commence on the Installation Date for all Equipment on such Lease Schedule and shall continue for an initial period ending that number of months from the Commencement Date as set forth in such Lease Schedule (the "Initial Term") and shall automatically continue from year to year thereafter, at the Monthly Charges last in effect, until terminated. The term of this Lease Agreement as to all Equipment designated on any particular Lease Schedule may be terminated without cause at the end of the Initial Term or the end of any year thereafter by either party mailing written notice of its termination to the other party not less than one-hundred twenty (120) days prior to such termination date. All such terminations are effective only with respect to not less than all Equipment under the applicable Lease Schedule. Notice of termination by Lessee may not be revoked without Lessor's written consent.

2.       Credit Review
         For each Lease Schedule, Lessee agrees that Lessor may conduct a credit investigation and review. In such event, Lessee shall provide, in a timely manner, such financial information as Lessor may request. Lessee represents and warrants that all such financial information accurately and completely presents Lessee's financial condition as of the date of execution of each Lease Schedule.

3.       Licensed Software
         Any software listed in a Lease Schedule will be subject to Lessee's separate software license agreement with the owner or distributor ("Licensor") except as such agreement may conflict with the terms and conditions of the Lease Schedule. Lessee shall comply with all non-conflicting terms and look solely to the Licensor for satisfaction of all claims and warranties relating to the software. Lessee's obligations under a Lease Schedule will not be affected by any termination of a software license agreement or any defect in or loss of the software. Lessee is responsible for arranging delivery and installation of the software.

4.       Commencement Date, Acceptance and Selection
         The Installation Date for each item of Equipment shall be the day said item of Equipment is installed at the Location of Installation, ready for use, and accepted in writing by the Lessee. The Commencement Date for any Lease
Schedule is the first day of the first month following installation of all the Equipment of the Lease Schedule, unless the latest Installation Date for any Equipment on the Lease Schedule falls on the first day of the month, in which case that is the Commencement Date. Lessee shall complete, execute and deliver a Certificate of Acceptance to Lessor upon installation of the Equipment.


5.       Lease Charge
         The lease charges for the Equipment leased pursuant to this Lease Agreement shall be the aggregate "Monthly Lease Charge(s)" as set forth on each and every Lease Schedule executed pursuant hereto (the aggregate "Monthly Lease Charge(s)" are the "Lease Charges"). Lessee agrees to pay to Lessor the Lease Charges in accordance with the Lease Schedule(s), and the payments shall be made at Lessor's address indicated thereon. The Lease Charges shall be paid by Lessee monthly in advance with the first full month's payment due on the Commencement Date. If the Installation Date does not fall on the first day of a month, then the Lease Charge for the period from the Installation Date to the Commencement Date (the "Interim Period") shall be an amount equal to the "Monthly Lease Charge" divided by thirty (30) and multiplied by the number of days from and including the Installation Date to the Commencement Date, and such amount shall be due and payable upon receipt of an invoice from Lessor (the "Interim Lease Charge"). Charges for taxes made in accordance with Section 6 below, and all other charges made under any other provision of this Lease Agreement and payable by Lessee, shall be paid to Lessor at Lessor's address specified on the Lease Schedule(s) on the date specified in invoices delivered to Lessee. If payment as specified above is not received by Lessor on the due date, Lessee agrees to and shall, to the fullest extent permitted by law, pay on demand, as a late charge, an amount equal to ten (10%), or the maximum percentage allowed by law if less, of the amount past due ("Late Charges"). Late Charges shall be charged and added to any past due amount on the date such payment is due. Late Charges and attorneys' fees necessary to recover Lease Charges and Late Charges (if any) are an integral part of this Lease Agreement. Lessee acknowledges and agrees that its obligations to pay Lease Charges and Late Charges (if any) and all other sums payable hereunder shall be absolute and unconditional in all events, and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment due or alleged to be due by reason of any past, present or future claims Lessee may have against Lessor, the manufacturer, vendor or maintainer of the Equipment, Lessor's assigns, or any other person or entity for any reason whatsoever. Without limiting the generality of the foregoing, no representation by the manufacturer or vendor shall in any way affect Lessee's duty to pay Lease Charges and Late Charges (if any) and perform its other obligations hereunder.

6.       Taxes
         In addition to the Lease Charges and Late Charges (if any) set forth in
Section 5 above, Lessee shall reimburse Lessor for all license or registration fees, assessments, charges, sales and use taxes, rental taxes, gross receipts taxes, personal property taxes and other taxes now or hereafter imposed by any government, agency, province or otherwise upon the Equipment, the Lease Charges or upon the ownership, leasing, renting, purchase, possession or use of the Equipment, whether the same be assessed to Lessor or Lessee (the "Taxes"). Lessor shall file all property tax returns and pay all Taxes when due. Lessee, upon written notice to Lessor, may, in Lessee's own name, contest or protest any Taxes, and Lessor shall honor any such notice except when in Lessor's sole opinion such contest is futile or will cause a levy or lien to arise on the Equipment or cloud Lessor's title thereto. In addition, Lessee shall (i) be responsible to Lessor for the payment and discharge of any penalties or interest as a result of Lessee's actions or inactions; and (ii) indemnify Lessor and hold it harmless from any damages, claims or charges which may result from contesting or protesting any Taxes. Lessee is hereby appointed attorney-in-fact of Lessor solely to declare, file and pay all of the Taxes when due and owing for any period assessed while Lessee is in possession of the Equipment. Nothing herein shall be construed to require Lessee to be responsible for any federal or state taxes or payments in lieu thereof, imposed upon or measured by the net income of Lessor, or state franchise taxes of Lessor, or except as provided hereinabove, any penalties or interest resulting from Lessor's failure to timely remit such tax payments.

7.       Delivery and Freight Costs
         All transportation charges upon the Equipment for delivery to Lessee's designated Location of Installation shall be paid by Lessee. In addition, all rigging, drayage charges, structural alterations, rents of heavy equipment and/or other expense necessary to place the Equipment at the Location of Installation shall be promptly paid by Lessee. Lessee shall accept delivery of the Equipment and allow the Equipment to be installed within five (5) days of delivery.

8.       Installation
         Lessee agrees to pay for the actual installation of the Equipment at the Location of Installation or any other location authorized under this Agreement. Lessee shall make available and agrees to pay for all costs associated with providing a suitable place of installation and necessary electrical power, outlets and air conditions required for operating the Equipment as defined in the Equipment manufacturer's installation manual or instructions, or as otherwise required by the manufacturer. All supplies consumed or required by the Equipment shall be furnished and paid for by Lessee.

9.       Return to Lessor
         On the day following the last day Lessee is entitled or obligated to possess and use the Equipment as set forth on the applicable Lease Schedule (the "Return Date"), Lessee shall cause and pay for the Equipment on that Lease Schedule to be deinstalled, packed (using the manufacturer's standard packing materials), insured for transportation at the Casualty Loss Value, and shipped to a location designated in writing by Lessor (the "Return Location") in good repair, condition and working order, ordinary wear and tear alone excepted. In addition, Lessee shall, at its expense, (i) cause each returned piece of Equipment to be repaired as necessary to qualify for maintenance by the manufacturer and to contain all current manufacturer-prescribed engineering changes; and (ii) erase all software resident in Lessee's computer memory. If the Equipment on the applicable Lease Schedule is not at the Return Location within ten (10) days of the Return Date, or Lessee fails to deinstall the Equipment on the Return Date, then any written notice of termination delivered by Lessee shall become void and Lessee shall be treated as a holdover tenant for all of the Equipment in the Lease Schedule for an additional term of twelve (12) months and shall continue to pay the Monthly Lease Charges last in effect and continue to perform all of its other obligations in accordance with this Lease Agreement. In no event may Lessee avoid the effect of the preceding sentence by returning less than all of the Equipment listed on the applicable Lease Schedule or by returning substituted Equipment unless Lessor, in its sole discretion, shall expressly agree in writing. The above provisions shall not derogate from Lessor's right, to be exercised in its sole discretion, to obtain return of all Equipment on the Return Date, or to declare an Event of Default for any failure of Lessee to so return the Equipment. Irrespective of any other provision hereof, Lessee will bear the risk of damage from fire, the elements or otherwise, and the risk of loss or theft, until delivery of the Equipment to the Return Location. At such time as the Equipment is delivered to the Lessor at the Return Location, the Equipment will be at the risk of Lessor.

10.      Maintenance
         Lessee, at its sole expense, shall maintain the Equipment in good repair, condition and working order. Lessee shall enter into, pay for and maintain in force during the entire term of any Lease Schedule, a maintenance agreement with the manufacturer of the Equipment providing for continuous uninterrupted maintenance of the Equipment (the "Maintenance Agreement"). Lessee will cause the manufacturer to keep the Equipment in good repair, condition and working order in accordance with the provisions of the Maintenance Agreement and make all necessary adjustments and repairs to the Equipment. The manufacturer is hereby authorized to accept the directions of Lessee with respect thereto. Lessee agrees to allow the manufacturer full and free access to the Equipment. All maintenance and service charges, whether under the Maintenance Agreement or otherwise, and all expenses, if any, of the manufacturer's customer engineers incurred in connection with maintenance and repair services, shall be promptly paid by Lessee. Upon the termination of any Lease Schedule or this Lease Agreement, Lessee warrants that the Equipment shall be eligible for the manufacturer's standard maintenance agreement. Lessee agrees to reimburse Lessor for any costs it incurs in making the Equipment eligible for such standard maintenance.

11.      Location, Ownership and Use
         The Equipment shall, at all times, be the sole and exclusive property of Lessor, subject to the parties' rights under any applicable software license agreement. Lessee shall have no right, title or interest in the Equipment outside of the leasehold interest created by the Lease Schedule. Lessee shall have no right or property interest therein, except for the right to use the Equipment in the normal operation of its business at the Location of Installation or as otherwise authorized herein; provided, however, that software use shall be in accordance with the terms and conditions of the applicable software license agreement. Notwithstanding anything to the contrary above, Lessee shall (i) not use or permit the use of the Equipment for any purpose which, according to the specifications of the manufacturer, the Equipment is not designed or reasonably suited; and (ii) use the Equipment in a careful and proper manner, and comply with all of the manufacturer's instructions, governmental rules, regulations, requirements and laws, and all insurance requirements (if any), with regard to the use, operation and maintenance of the Equipment.

The Equipment is and shall remain personal property of the Lessor even if installed in or attached to real property. Lessor shall be permitted to display notice of its ownership on the Equipment by means of a suitable stencil, label or plaque affixed thereto.

Lessee shall keep the Equipment at all times free and clear from all liens, claims, levies, encumbrances, security interests and processes, of any nature whatsoever. Lessee shall give Lessor immediate notice of any such attachment or other judicial process affecting any of the Equipment. Without Lessor's written permission, Lessee shall not attempt to or actually: (i) pledge, lend, create a security interest in, sublet, exchange, trade, assign, swap, use for an allowance or credit or otherwise; (ii) allow another to use; (iii) part with possession; (iv) dispose of; or (v) remove from the Location of Installation, any item of Equipment. If any item of Equipment is exchanged, assigned, traded, swapped, used for an allowance or credit or otherwise to acquire new or different equipment (the "New Equipment") without Lessor's prior written consent, then all of the New Equipment shall become Equipment owned by Lessor subject to this Lease Agreement and the applicable Lease Schedule.

Any feature(s) installed on the Equipment at the time of delivery which are not specified on the Lease Schedule(s) are and shall remain the sole property of the Lessor.

Lessee shall cause the Equipment to be operated in accordance with the applicable vendor's or manufacturer's manual of instructions by competent and qualified personnel.

12.      Financing Statement
         Lessee hereby authorizes Lessor to execute and file financing statements and/or continuation statements under the Uniform Commercial Code on Lessee's behalf and to file such documents in all places where necessary to perfect Lessor's interest in the Equipment. Lessee agrees to execute any such instruments as Lessor may request from time to time.

13.      Alterations and Attachments
         Upon prior written notice to Lessor, Lessee may, at its own expense, make minor alterations in or add attachments to the Equipment, provided such alterations and attachments shall not interfere with the normal operation of the Equipment and do not otherwise involve the pledge, assignment, exchange, trade or substitution of the Equipment or any component or part thereof. All such alterations and attachments to the Equipment shall become part of the Equipment leased to Lessee and owned by Lessor. If, in Lessor's sole determination, the alteration or attachment reduces the value of the Equipment or interferes with the normal and satisfactory operation or maintenance of any of the Equipment, or creates a safety hazard, Lessee shall, upon notice from Lessor to that effect, promptly remove the alteration or attachment at Lessee's expense and restore the Equipment to the condition the Equipment was in just prior to the alteration or attachment.

14.      Loss and Damage
         Lessee shall assume and bear the risk of loss, theft and damage (including any government requisition, condemnation or confiscation) to the Equipment and all component parts hereof from any and every cause whatsoever, whether or not covered by insurance. No loss or damage to the Equipment or any component part thereof shall impair any obligation of Lessee under this Lease Agreement, which shall continue in full force and effect except as hereinafter expressly provided. Lessee shall repair or cause to be repaired all damage to the Equipment. In the event that all or part of the Equipment shall, as a result of any cause whatsoever, become lost, stolen, destroyed or otherwise rendered irreparably unusable or damaged (collectively, the "Loss") then Lessee shall, within five (5) days after the Loss, fully inform Lessor in regard thereto and shall pay to Lessor the following amounts: (i) the Monthly Lease Charges (and other amounts) due and owing under this Lease Agreement at the time of the Loss, plus (ii) one-hundred twelve (112%) percent of the original cost of the Equipment subject to the Loss amortized by the Monthly Lease Charges received by Lessor during the Initial Term using an amortization rate of 350 basis points over the interest rate of the three (3) year United States Treasury Note as reported by The Wall Street Journal on the Commencement Date (collectively, the sum of (i) plus (ii) shall be the "Casualty Loss Value"). Upon receipt by Lessor of the Casualty Loss Value: (i) the applicable Equipment shall be removed from the Lease Schedule; and (ii) Lessee's obligation to pay Lease Charges associated with the applicable Equipment shall cease. Lessor may request, and Lessee shall complete, an affidavit(s), which swears out the facts supporting the Loss of any item of Equipment.

15.      Insurance
         Until the Equipment is returned to Lessor or as otherwise herein provided, whether or not this Lease Agreement has terminated as to the Equipment, Lessee at its expense, shall maintain: (i) fire and extended coverage insurance against loss, theft, damage or destruction of the Equipment in an amount not less than the Casualty Loss Value, which insurance shall name Lessor or its assigns as sole loss payee; and (ii) comprehensive public liability and third-party property insurance against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation or condition of the Equipment, together with such other insurance as may be required by law, which names Lessor and its assigns as additional loss payees. The insurance shall cover the interest of both the Lessor and Lessee in the Equipment, or as the case may be, shall protect both the Lessor and Lessee in respect to all risks arising out of the condition, delivery, installation maintenance, use or operation of the Equipment.

All such insurance shall (i) provide for thirty (30) days prior written notice to Lessor of cancellation, restriction, or reduction of coverage; and (ii) be maintained with an insurance company which is at least "A" rated by A.M. Best. No such insurance shall be subject to any co-insurance clause. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts for loss or damage or return premium under any insurance policy issued on the Equipment. Prior to installation of the Equipment, all policies or certificates of insurance shall be delivered to Lessor by Lessee. The proceeds of any loss or damage insurance shall be payable to Lessor, but Lessor shall remit all such insurance proceeds to Lessee at such time as Lessee either (i) provides Lessor satisfactory proof that the damage has been repaired and the Equipment has been restored to good working order and condition; or (ii) pays to lessor the Casualty Loss Value. It is understood and agreed that any payments by the Lessee or its insurance carrier for loss or damage of any kind whatsoever to the Equipment are not made as accelerated rental payments or adjustments of rental, but are made solely as indemnity to Lessor for loss or damage of its Equipment. Lessee shall not make adjustments with insurers except with Lessor's prior written consent.

16.      Enforcement of Warranties
         Upon receipt of a written request from Lessee, Lessor shall, so long as this Lease Agreement is in force, take all reasonable action requested by Lessee to enforce the Equipment manufacturer's warranties, expressed or implied, issued on or applicable to the Equipment, which are enforceable by Lessor in its own name. Lessor shall obtain for Lessee all service furnished by manufacturer in connection therewith; provided, however, that Lessor shall not be required to commence any suit or action or resort to litigation to enforce any such warranty unless Lessee shall first pay to Lessor in advance all expenses in connection therewith, including attorneys' fees.

If any such warranty shall be enforceable by Lessee in its own name, Lessee shall, upon receipt of written request from Lessor, so long as this Lease Agreement is in force, take all reasonable action requested by Lessor to enforce any such warranty which is enforceable by Lessee in its own name; provided, however, that Lessee shall not be obligated to commence any suit or action or resort to litigation to enforce any such warranty unless Lessor shall pay for all expenses in connection therewith.

17.      Warranties, Disclaimers and Indemnity
         Lessor warrants that at the time the Equipment is delivered to Lessee, Lessor will have full right, power and authority to lease the Equipment to Lessee. EXCEPT FOR THE WARRANTY IN THE IMMEDIATELY PRECEDING SECTION, LESSOR DOES NOT MAKE ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT
LIMITATION: THOSE OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE, OF CONDITION, PERFORMANCE, SUITABILITY OR DESIGN, OR CONFORMITY TO ANY LAW, RULE, REGULATION, AGREEMENT OR SPECIFICATION, OR OF INFRINGEMENT OR ANY PATENT, TRADE SECRET, TRADEMARK, COPYRIGHT OR OTHER INTANGIBLE PROPERTY RIGHT. LESSEE ACKNOWLEDGES THAT IT IS NOT RELYING ON LESSOR'S SKILL OR JUDGMENT TO SELECT OR FURNISH GOODS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO WARRANTIES CONTAINED IN THIS LEASE AGREEMENT. LESSOR SHALL HAVE NO LIABILITY TO LESSEE (OR ANY OTHER PERSON OR ENTITY), NOR SHALL LESSEE ABATE PAYMENTS, FOR ANY LOSS, CLAIM OR DAMAGE OF ANY NATURE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY THE EQUIPMENT, ANY INADEQUACY THEREOF, DEFICIENCY OR DEFECT THEREIN WHETHER KNOWN OR KNOWABLE BY LESSOR), BY ANY INCIDENT WHATSOEVER ARISING IN CONNECTION THEREWITH, WHETHER IN STICT LIABILITY OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THIS LEASE AGREEMENT OR ANY LEASE SCHEDULE. NO RIGHTS OR REMEDIES REFERRED TO IN DIVISION 10 OF THE UNIFORM COMMERCIAL CODE WILL BE CONFERRED ON LESSEE.

LESSEE ACKNOWLEDGES AND AGREES: (A) LESSOR HAS NOT MADE ANY REPRESENTATION, WARRANTY OR PROMISE MADE BY ANY SUPPLIER; NEITHER SUPPLIER NOR LESSOR IS AN AGENT FOR THE OTHER AND LESSOR WILL NOT BE BOUND BY OR LIABLE FOR ANY REPRESENTATION, WARRANTY OR PROMISE MADE BY SUPPLIER; (B) LESSOR WILL NOT BE LIABLE FOR ANY FAILURE OF ANY EQUIPMENT OR ANY DELAY IN ITS DELIVERY OR INSTALLATION; AND (C) LESSEE HAS SELECTED ALL EQUIPMENT WITHOUT LESSOR'S ASSISTANCE. NO DEFECT, UNMERCHANTABILITY OR UNFITNESS OF THE EQUIPMENT SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR PERFORM OTHER OBLIGATIONS UNDER THIS LEASE.

Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify, defend and hold Lessor harmless with respect to, any claim from a third party for any liability, claim, loss, damage, cost or expense of any kind or nature, whether based upon a theory of strict liability or otherwise, caused, directly or indirectly, by: (i) the inadequacy of any item of Equipment, including software, for any purpose; (ii) any deficiency or any latent or other defects in any Equipment, including software, whether or not detectable by Lessee; (iii) the selection, manufacture, purchase, acceptance, rejection, ownership, delivery, installation, lease, possession, maintenance, operation, use or performance of any item of Equipment, including software; (iv) any interruption or loss of service, use or performance of any item of Equipment, including software; (v) patent, trademark, copyright or other intellectual property infringement; or (vi) any loss of business or other special, incidental or consequential damages whether or not resulting from any of the foregoing. Lessee's duty to defend and indemnify Lessor shall survive the expiration, termination, cancellation or assignment of this Lease Agreement or a Lease Schedule and shall be binding upon Lessee's successors and permitted assigns.


18.      Event of Default
         The occurrence of any of the following events shall constitute an Event of Default under this Lease Agreement and/or any Lease Schedule:

                  (1) The nonpayment by Lessee of any Lease Charges when due, or the nonpayment by Lessee of any other sum required hereunder to be paid by Lessee which non-payment continues for a period of ten (10) days from the date when due;

                  (2) The failure of Lessee to perform any other term, covenant or condition of this Lease Agreement, any Lease Schedule or any other document, agreement or instrument executed pursuant hereto or in connection herewith which is not cured within ten (10) days after written notice thereof from Lessor;

                  (3) Lessee attempts to or does remove, transfer, sell, swap, assign, sublease, trade, exchange, encumber, receive an allowance or credit for, or part with possession of, any item of Equipment;

                  (4) Lessee ceases doing business as a going concern, is insolvent, makes an assignment for the benefit of creditors, fails to pay its debts as they become due, offers a settlement to creditors or calls a meeting of creditors for any such purposes, files a voluntary petition in bankruptcy, is subject to an involuntary petition in bankruptcy, is adjudicated bankrupt or insolvent files or has filed against it a petition seeking any reorganization, arrangement or composition, under any present or future statute, law or regulation.

                  (5) Any of Lessee's representations or warranties made herein or on any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect;

                  (6) Lessee defaults under or otherwise has accelerated any material obligation, credit agreement, loan agreement, conditional sales contract, lease, indenture or debentures; or Lessee defaults under any other agreement now existing or hereafter made with Lessor;

                  (7) The breach or repudiation by any person or entity of any guaranty, subordination agreement or other agreement running in favor of Lessor obtained in connection with this Lease Agreement; or

                  (8) A change of control of Lessee, whether by merger, acquisition, asset sale or otherwise, provided that, in the event of a change of control, Lessor's written consent shall constitute a waiver of this restriction and if, but only if, Lessee provides Lessor with such information as Lessor requests regarding the change of control, Lessor shall not unreasonably withhold consent. In the event of any sale of assets by Lessee as part of a change of control, all of Lessee's assets sold shall remain available to satisfy a judgment for Lessor arising from a default under this Lease Agreement of provisions in the asset sale or other agreement effecting the change of control absolving the purchaser or surviving entity of such liability.

19.      Remedies
         Should any Event of Default occur, Lessor may, in order to protect its interest and reasonably expected profits, with or without notice or demand upon Lessee, pursue and enforce, alternatively, successively and/or concurrently, any one or more of the following remedies:

                  (1) Recover from Lessee all accrued and unpaid Lease Charges and other amounts due and owing on the date of the default;

                  (2) Recover from Lessee from time to time all Lease Charges and other amounts as and when becoming due hereunder.

                  (3) Accelerate, cause to become immediately due and recover the present value of all Lease Charges and other amounts due and/or likely to become due hereunder from the date of the default to the end of the lease term using a discount rate of five percent (5%).

                  (4) Cause to become immediately due and payable and recover from Lessee the Casualty Loss Value of the Equipment;

                  (5) Terminate any or all of the Lessee's rights, but not its obligations, associated with the lease of the Equipment under this Lease Agreement or any Lease Schedule;

                  (6) Retake (by Lessor, independent contractor, or by requiring Lessee to assemble and surrender the Equipment in accordance with the provisions of Section 9 above) possession of the Equipment without terminating the Lease Schedule or the Lease Agreement free from claims by Lessee which claims are hereby expressly waived by Lessee;

                  (7) Require Lessee to deliver the Equipment to a location designated by Lessor;

                  (8) Proceed by court action to enforce performance by Lessee of its obligations associated with any Lease Schedule and/or this Lease Agreement; and/or

                  (9) Pursue any other remedy lessor may otherwise have under this Agreement, at law, in equity or otherwise, and recover damages and expenses (including attorney's fees) incurred by Lessor by reason of the Event of Default.

Upon repossession of the Equipment, Lessor shall have the right to lease, sell or otherwise dispose of such Equipment in a commercially reasonable manner, with or without notice, at a public or private sale, and apply the net proceeds thereof to the amounts owed by Lessee hereunder. For purposes of this paragraph, net proceeds shall mean either: (i) the present value of the Monthly Lease Charges to be received under the new lease using a term not to exceed the remaining number of months in the Initial Term of the Lease Schedule in default and a discount rate of twelve percent (12%); or (ii) the amount received in cash upon the sale of the Equipment, less, in either event, all expenses incurred by or for Lessor in connection with such lease or sale, including, but not limited to, reconditioning and removal expenses, repair costs, commissions and attorneys' fees. If the net proceeds are not enough to satisfy all of the amounts owed by Lessee hereunder, Lessee shall remain liable to Lessor for any deficiency. Lessor's pursuit and enforcement of any one or more remedies shall not be deemed an election or waiver by Lessor of any other remedy. Lessor shall not be obligated to sell or re-lease the Equipment. Any sale or re-lease may be held at such place or places as are selected by Lessor, with or without having the Equipment present. Any such sale or re-lease, may be at wholesale or retail, in bulk or in parcels. Time and exactitude of each of the terms and conditions of this Lease Agreement are hereby declared to be of the essence. Lessor may accept past due payments without modifying the terms of this Lease Agreement and without waiving any rights of Lessor hereunder.

20.      Costs and Attorneys' Fees
         In the event of any default, claim, proceeding, including a bankruptcy proceeding, arbitration, mediation, counter-claim, action (whether legal or equitable), appeal or otherwise, whether initiated by Lessor or Lessee (or a debtor-in-possession or bankruptcy trustee), which arises out of, under, or is related in any way to this Lease Agreement, any Lease Schedule, or any other document, agreement or instrument executed pursuant thereto or in connection therewith, or any governmental examination or investigation of Lessee which requires Lessor's participation (individually and collectively, the "Claim"), Lessee, in addition to all other sums which Lessee may be called upon to pay under the provisions of this Lease Agreement, shall pay to Lessor, on demand, all costs, expenses and fees paid or payable in connection with the Claim, including, but not limited to, attorneys' fees and out-of-pocket costs, including travel and related expenses incurred by Lessor or its attorneys.


21.      Lessor's Performance Option
         Should Lessee fail to make any payment or to do any act as provided by this Lease Agreement, then Lessor shall have the right (but not the obligation), without notice to Lessee of its intention to do so and without releasing Lessee from any obligation hereunder to make or to do the same, to make advances to preserve the Equipment or Lessor's title thereto, and to pay, purchase, contest or compromise any insurance premium, encumbrance, charge, tax, lien or other sum which in the judgment of Lessor appears to affect the Equipment, and in exercising any such rights, Lessor may incur any liability and expend whatever amounts in its absolute discretion it may deem necessary therefor. All sums so incurred or expended by Lessor shall be due and payable by Lessee within ten
(10) days of notice thereof.



22.      Quiet Possession and Inspection
         Lessor hereby covenants with Lessee that Lessee shall quietly possess the Equipment subject to and in accordance with the provisions hereof so long as Lessee is not in default hereunder; provided, however, that Lessor or its designated agent may, at any and all reasonable times during business hours, enter Lessee's premises for the purposes of inspecting the Equipment and the manner in which it is being used.

23.      Assignments
         This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Lessee, however, shall not assign, transfer, pledge, mortgage, hypothecate or otherwise dispose of this Lease Agreement, the Lease Schedule(s), the Equipment, or any interest therein, or sublet any of the Equipment without first obtaining the prior written consent of Lessor and its assigns, if any. Lessee acknowledges that the terms and conditions of this Lease Agreement have been fixed in anticipation of the possible assignment of Lessor's rights under this Lease Agreement and in and to the Equipment as collateral security to a third party (an "Assignee") which will rely upon and be entitled to the benefit of the provisions of this Lease Agreement. Lessee agrees to provide Lessor or its assigns with Lessee's most recent audited and its most current financial statements. Lessee agrees with Lessor and such Assignee to recognize in writing any such assignment within fifteen (15) days after receipt of written notice thereof and to pay thereafter all sums due to Lessor hereunder directly to such Assignee if directed by Lessor, notwithstanding any defense, set-off or counterclaim whatsoever (whether arising from a breach of this Lease Agreement or not) that Lessee may from time to time have against Lessor. Upon such assignment, the Lessor shall remain obligated to perform any obligations it may have under this Lease Agreement and the Assignee shall (unless otherwise expressly agreed to in writing by the Assignee) have no obligation to perform such obligations. Any such assignment shall be subject to Lessee's rights to use and possession of the Equipment so long as Lessee is not in default hereunder.

24.      Survival of Obligations
         All covenants, agreements, representation, and warranties contained in this Lease Agreement, any Lease Schedules, or in any document attached thereto, shall be for the benefit of Lessor and Lessee and their respective successors, any permitted assignee or secured party and shall survive the execution and delivery of this Lease Agreement and the expiration or other termination of this Lease Agreement.

25.      Corporate Authority
         The parties hereto covenant and warrant that the persons executing this Lease Agreement and each Lease Schedule on their behalf have been duly authorized to do so, and this Lease Agreement and any Lease Schedule constitute a valid and binding obligation of the parties hereto. The Lessee will, if requested by Lessor, provide to Lessor Certificates of Authority naming the officers of the Lessee who have the authority to execute this Lease Agreement and any Lease Schedules attached thereto.

26.      Landlords' and Mortgagees' Waiver
         If requested, Lessee shall furnish waivers, in form and substance satisfactory to Lessor, from all landlords and mortgagees of any premises upon which any Equipment is located.

27.      Miscellaneous
         This Lease Agreement, the Lease Schedule(s), attached riders and any documents or instruments issued or executed pursuant hereto will have been made, executed and delivered in and shall be governed by the internal laws (as opposed to conflicts of law provisions) and decisions of the State of California. Lessee and Lessor consent to jurisdiction of any local, state or federal court located within California. Venue shall be in California and Lessee hereby waives local venue and any objection relating to California being an improper venue to conduct any proceeding relating to this Lease Agreement. At Lessor's sole election and determination, Lessor may select an alternative forum, including arbitration or mediation, to adjudicate any dispute arising out of this Lease Agreement.

This Lease Agreement and associated Lease Schedule(s) constitute the entire agreement between Lessor and Lessee with respect to the lease of the Equipment, superseding all prior or contemporaneous understandings, agreements and correspondence between the parties. No provision of this Lease Agreement or any Lease Schedule shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is in writing and signed by each of the parties hereto. If any one or more of the provisions of this Lease Agreement or any Lease Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Lease Agreement and any such Lease Schedule will be unimpaired, and the invalid, illegal or unenforceable provisions shall be replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties. Lessee agrees that neither the manufacturer, nor the supplier, nor any of their salespersons, employees or agents are agents of Lessor.

Any notice provided for herein shall be in writing and sent by certified or registered mail to he parties at the addresses stated on page 1 of this Lease Agreement.

This Lease Agreement shall not become effective until executed and delivered by Lessee to Lessor at its offices at [*] and executed by Lessor. If this Lease Agreement shall be executed by Lessor prior to being executed by Lessee, it shall become void at Lessor's option five (5) days after the date of Lessor's execution hereof, unless Lessor shall have received by such date a copy of this Lease Agreement fully executed by a duly authorized representative of Lessee.

This Lease Agreement is made subject to the terms and conditions included herein and Lessee's acceptance is effective only to the extent that such terms and conditions are consistent with the terms and conditions herein. Any acceptance that contains terms and conditions that are in addition to or inconsistent with the terms and conditions herein will be a counter-offer and will not be binding unless agreed to in writing by Lessor.

The terms used in this Lease Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Lease Schedule(s).


28.      REPOSSESSION
         LESSEE ACKNOWLEDGES THAT, PURSUANT TO SECTION 19 HEREOF, LESSOR HAS BEEN GIVEN THE RIGHT TO REPOSSESS THE EQUIPMENT SHOULD LESSEE BECOME IN DEFAULT OF ITS OBLIGATIONS HEREUNDER. LESSEE HEREBY WAIVES THE RIGHT, IF ANY, TO REQUIRE LESSOR TO GIVE LESSEE NOTICE AND A JUDICIAL HEARING PRIOR TO EXERCISING SUCH RIGHT OF REPOSSESSION.


29.      Net Lease
         This Lease Agreement is a net lease and Lessee's obligations to pay all Lease Charges and other amounts payable hereunder shall be absolute and unconditional and, except as expressly provided herein, shall not be subject to any: (i) delay, abatement, reduction, defense, counterclaim, set-off or recoupment; (ii) discontinuance or termination of any license; (iii) Equipment failure, defect or deficiency; (iv) damage to or destruction of the Equipment; or (v) dissatisfaction with the Equipment or otherwise, including any present or future claim against Lessor or the manufacturer, supplier, reseller, vendor of the Equipment. To the extent that the Equipment includes intangible (or intellectual) property, Lessee understands and agrees that: (i) Lessor is not a party to and does not have any responsibility under any software license and/or other agreement with respect to any software; and (ii) Lessee will be responsible to pay all of the Lease Charges and perform all its other obligations under this Lease Agreement despite any defect, deficiency, failure, termination, dissatisfaction, damage or destruction of any software or software license. Except as expressly provided herein, this Lease Agreement shall not terminate for any reason, including any defect in the Equipment or Lessor's title thereto or any destruction or loss of use of any item of Equipment.

30.      Headings
     Section headings herein are used for convenience only and shall not otherwise affect the provisions of this Lease Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be signed by their respective duly authorized representative.

Every Term Is Agreed to and Accepted:     Every Term is Agreed to and Accepted:

[*]                                       GLOBAL TECHNOVATIONS, INC. AND
                                            SUBSIDIARIES

"LESSOR"                                  "LESSEE"

By:_____________________________           By:______________________________


Print                                      Print
Name:___________________________           Name:____________________________


Title:__________________________           Title:___________________________


Date:___________________________           Date:____________________________

REDACTED COPY

Global Technovations, Inc.
OSA FIXED ASSETS                            VISCOM   SORTED
                                            BY
ITEM              Customer Date             Unit
         asset #  Name     Placed           Serial # cost     A/d      net
1        1189     *        4/30/00          *        *        *        *
2        1193     *        9/14/99          *        *        *        *
3        1108     *        7/21/00          *        *        *        *
4        1115     *        4/7/00           *        *        *        *
5        1209     *        8/23/00          *        *        *        *
6        1132     *        12/5/00          *        *        *        *
7        1144     *        12/5/00          *        *        *        *
8        1162     *        7/20/00          *        *        *        *
9        1203     *        11/9/99          *        *        *        *
10       1206     *        9/11/00          *        *        *        *
11       1177     *        1/5/00           *        *        *        *
12       1112     *        2/11/00          *        *        *        *
13       1130     *        12/19/00         *        *        *        *
14       1174     *        12/10/99         *        *        *        *
15       1181     *        1/31/00  V       *        *        *        *
16       1201     *         6/2/00          *        *        *        *
17       1154     *        9/10/99          *        *        *        *
18       1211     *        8/21/00          *        *        *        *
19       1190     *        4/17/00          *        *        *        *
20       1129     *        9/21/00          *        *        *        *
21       1195     *        4/27/00  V       *        *        *        *
22       1149     *        8/3/99           *        *        *        *
23       1150     *        8/10/99          *        *        *        *
24       1140     *        9/25/00          *        *        *        *
25       1133     *        4/12/99          *        *        *        *
26       1128     *        12/7/00          *        *        *        *
27       1131     *        10/10/00         *        *        *        *
28       1196     *        4/28/00          *        *        *        *
29       1208     *        8/11/00          *        *        *        *
30       1210     *        9/6/00           *        *        *        *
31       1120     *        7/18/00          *        *        *        *
32       1214     *        11/8/00          *        *        *        *
33       1200     *        1/16/01          *        *        *        *
34       1220     *        1/17/01          *        *        *        *
35       1106     *        9/8/99           *        *        *        *
36       1160     *        1/12/00          *        *        *        *
37       1182     *        2/25/00          *        *        *        *
38       1159     *        12/17/99         *        *        *        *
39       1116     *        9/22/00          *        *        *        *
40       1212     *        10/10/00         *        *        *        *
41       1166     *        7/19/00          *        *        *        *
42       1156     *        9/17/99          *        *        *        *
43       1221     *        2/27/01          *        *        *        *
44       1218     *        1/5/01           *        *        *        *
45       1179     *        1/19/00          *        *        *        *
46       1113     *        8/7/00           *        *        *        *
47       1100     *        12/8/98          *        *        *        *
48       1184     *        N/A              *        *        *        *
49       1185     *        N/A              *        *        *        *
50       1143     *        N/A      V       *        *        *        *
51       1172     *        N/A              *        *        *        *
52       1204     *        N/A              *        *        *        *
53       1000     *        N/A              *        *        *        *
54       1001     *        N/A              *        *        *        *
55       1002     *        N/A              *        *        *        *
56       1003     *        N/A              *        *        *        *
57       1102     *        N/A              *        *        *        *
58       1222     *        2/6/01           *        *        *        *
59       1147     *        6/30/99          *        *        *        *
60       1187     *        3/24/00          *        *        *        *
61       1167     *        9/27/00          *        *        *        *
62       1176     *        1/4/00           *        *        *        *
63       1146     *        6/22/99          *        *        *        *
64       1102-2   *        N/A              *        *        *        *
65       1142     *        6/9/99           *        *        *        *
66       1152     *        12/5/00  V       *        *        *        *
67       1217     *        12/5/00  V       *        *        *        *
68       1219     *        1/25/01  V       *        *        *        *
69       1216     *        11/28/00 V       *        *        *        *
70       1141     *        10/10/00 V       *        *        *        *
71       1171     *        11/30/99         *        *        *        *
72       1137     *        5/7/99           *        *        *        *
73       1207     *        8/4/00           *        *        *        *
74       SUB TOTAL
75        --OSA II'S       *        *       *        *
76       n/a
77       INVENTORY COMPONENTS
78        @COST  2/1/01                     *        *        *        *
                                            *        *        *        *
                  GRAND  TOTAL              *        *        *        *



*Confidential portions omitted and filed separately with the Commission.

Rider Number: 001
Lease Agreement Number: GLO052501
Lease Schedule Number: ALL
Lessee Name: Global Technovations, Inc. and Subsidiaries
Lease Dated: May 25, 2001


THIS RIDER TO LEASE AGREEMENT NO. GLO052501 (this "Rider") is entered into as of May 25, 2001 by and between [*] ("Lessor") having its principal place of business at [*], and GLOBAL TECHNOVATIONS, INC. AND SUBSIDIARIES ("Lessee"), having a principal place of business at 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida 33418 and is hereby incorporated into the Lease Agreement as if the following terms were fully set forth therein. All terms used in this Rider which are defined in the Lease Agreement will have the same meaning as in the Lease Agreement.

Lessee hereby certifies that the following parties are authorized on behalf of Lessee to execute and deliver on behalf of Lessee all Lease Schedules, Certificates of Acceptance to said Lease Schedules, Rider's, and related documents which may be required by Lessor from time to time in connection with or related to the Lease Agreement and Lease Schedule entered into pursuant thereto, and to authorize disbursement of funds for required rental payments pursuant to said Lease Schedules. The following sets forth the names and specimen signatures of such authorized parties.


Authorized Signer's Name: _______________________________________________

Title: __________________________________________________________________

Specimen Signature: _____________________________________________________

Authorized Signer's Name: _______________________________________________

Title: __________________________________________________________________

Specimen Signature: _____________________________________________________


Authorized Signer's Name: _______________________________________________

Title: __________________________________________________________________

Specimen Signature: _____________________________________________________

IN WITNESS WHEREOF, Lessor and Lessee have caused this Rider to be duly executed by their authorized representatives as of the date first above written.


[*]                                 GLOBAL TECHNOVATIONS, INC.
                                      AND SUBSIDIARIES

"LESSOR"                            "LESSEE"


By:                                 By:
    ----------------------------        -------------------------------
      (Authorized Signature)                (Authorized Signature)

Name/Title: ___________________     Name/Title:   _____________________


Date:                               Date:
            -------------------           --------------------

Rider Number: 002
Lease Agreement Number:
Lease Schedule Number:
Lessee Name:
Lease Dated:



INTEREST RATE FLUCTUATION



This lease is intended to be a fixed rate lease from commencement date to the end of the term. The three year treasury rate is an integral part of the lease rate in this lease. The Lessee and Lessor agree that the lease rate shall be fixed for the interim period and that should the three year treasury note increase between the execution date of the Agreement and commencement date, the lease rate will be adjusted accordingly and will then be fixed for the term of the lease.





Agreed to and Accepted:                     Agreed to and Accepted:

[*]                                         GLOBAL TECHNOVATIONS, INC.
                                                AND SUBSIDIARIES

 "LESSOR"                                   "LESSEE"


By:____________________________              By:___________________________

Print                                        Print
Name:__________________________              Name:________________________

Title:___________________________            Title:_________________________

Date:___________________________             Date:__________

                               LEASE SCHEDULE NO. 001

This Lease Schedule is issued pursuant to Lease Agreement No. GLO052501, dated May 25, 2001. The terms and conditions of the Lease Agreement and serial numbers contained on Certificates of Acceptance are a part hereof and incorporated by reference herein.

LESSOR                                       LESSEE

[*]                                          Global Technovations, Inc. and
[*]                                              Subsidiaries
[*]                                          7108 Fairway Drive, Suite 200
                                             Palm Beach Gardens, Florida 33418


SUPPLIER OF EQUIPMENT                        LOCATION OF INSTALLATION

Various                                      Various


Term of Lease from Commencement Date: 24 Months
Monthly Lease Charge: $92,040
Anticipated Delivery and Installation: June 2001
Security Deposit: Lessee shall deliver a security deposit in the amount of $92,040. If no Event of Default has occurred, this security deposit will be applied toward the total Lease Charges associated with the last month of this Lease Schedule.

                                    EQUIPMENT

Manufacturer   Qty    Machine/Model  Equipment Description (Including Features)
                                     Oil Analyzers




The Monthly Lease Charge will be prorated and charged as interim rent between the date an item of equipment is accepted and the Commencement Date. This Lease
Schedule is contingent upon a letter of credit which is acceptable to Lessor.

Every Term Is Agreed to and Accepted:     Every Term is Agreed to and Accepted:

[*]                                       GLOBAL TECHNOVATIONS, INC.
                                                     AND SUBSIDIARIES

"LESSOR"                                    "LESSEE"

By:______________________________          By:________________________________

Print                                      Print
Name:____________________________          Name:______________________________

Title:___________________________          Title:_____________________________

Date:____________________________          Date:______________________________